Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2007 relating to the financial statements of FBR Capital Markets Corporation.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

June 20, 2007